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                                                                  Exhibit (a)(4)

                          OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES

                                      OF

                                 COMMON STOCK

                                      OF

                            SUMMIT CARE CORPORATION
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED FEBRUARY 13, 1998

                                      AT

                             $21.00 NET PER SHARE

                                      BY

                           FV-SCC ACQUISITION CORP.
               A WHOLLY OWNED SUBSIDIARY OF FOUNTAIN VIEW, INC.
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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
           NEW YORK CITY TIME, ON FRIDAY, MARCH 13, 1998, UNLESS THE
                              OFFER IS EXTENDED.
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                                                              February 13, 1998

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  We have been appointed by FV-SCC Acquisition Corp., a Delaware corporation ("Purchaser"), and a wholly owned subsidiary of Fountain View, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of common stock, no par value per share (the "Shares"), of Summit Care Corporation, a California corporation (the "Company"), at a price of $21.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 13, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES THEN OWNED DIRECTLY OR INDIRECTLY BY PURCHASER, WOULD CONSTITUTE NOT LESS THAN 90% OF THE SHARES THEN OUTSTANDING (THE "MINIMUM CONDITION").

  IN THE EVENT THE MINIMUM CONDITION IS NOT SATISFIED ON OR BEFORE THE TENTH BUSINESS DAY AFTER ALL OTHER CONDITIONS TO THE OFFER HAVE BEEN SATISFIED (THE "INITIAL EXPIRATION DATE"), (A) THE MINIMUM CONDITION SHALL BE AUTOMATICALLY AMENDED TO MEAN THAT A NUMBER OF SHARES (THE "REVISED MINIMUM NUMBER") WHICH, TOGETHER WITH THE SHARES THEN OWNED DIRECTLY OR INDIRECTLY BY PURCHASER, WOULD EQUAL NOT LESS THAN 49.9% OF THE SHARES THEN OUTSTANDING (CALCULATED AS OF THE INITIAL EXPIRATION DATE) SHALL HAVE BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER, AND (B) PURCHASER WILL

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AMEND THE OFFER TO PROVIDE THAT PURCHASER WILL PURCHASE, ON A PRO RATA BASIS
IN THE OFFER, THAT NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES THEN OWED DIRECTLY OR INDIRECTLY BY PURCHASER, WOULD EQUAL 49.9% OF THE SHARES THEN OUTSTANDING (CALCULATED AS OF THE INITIAL EXPIRATION DATE).

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. Offer to Purchase, dated February 13, 1998;

    2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

    3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A letter to shareholders of the Company from Gary L. Massimino, Chairman of the Special Committee of the Board of Directors of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

    5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. Return envelope addressed to the Depositary.

  A complete description of the Offer and information relative thereto is contained in the foregoing materials.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment, and will pay for, any and all (or in certain circumstances, the Revised Minimum Number of) Shares validly tendered prior to the Expiration Date and not withdrawn promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions set forth in "THE TENDER OFFER-- Certain Conditions of the Offer" of the Offer to Purchase. For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company or pursuant to the procedures set forth in "THE TENDER OFFER--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in "THE TENDER OFFER--Acceptance for Payment and Payment for Shares" of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

  Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager as described in "THE TENDER OFFER--Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 13, 1998, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Shares wish to tender Shares, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in "THE TENDER OFFER--Procedures for Accepting Offer and Tendering Shares" of the Offer to Purchase.

  Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at one of its addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

  Additional copies of the enclosed materials may be obtained by calling the Information Agent, Morrow & Co., Inc., telephone (800) 566-9061 (Toll Free), or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          LOGO

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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